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                                                                    EXHIBIT 23.1


                          CONSENT OF COOPERS & LYBRAND


We consent to the incorporation by reference in the registration statements of UniComp, Inc. on Form S-8 (No. 33-98564) and on Form S-3 (No. 33-64312) of our report dated May 23, 1996, on our audits of the consolidated financial statements and the financial statement schedule of UniComp, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995 and for each of the three years in the period ended February 29, 1996, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia
June 12, 1996